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EXHIBIT 10.43

                      CHANGE OF CONTROL SEVERANCE AGREEMENT



         This CHANGE OF CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of December 20, 2000 by and among ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a savings and loan association organized and existing under the laws of the United States of America and having an office at One Astoria Federal Plaza, Lake Success, New York 11042 (the "Bank"), ASTORIA FINANCIAL CORPORATION, a business corporation organized and existing under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042 (the "Company") and Harold R. Leistmann, an individual residing at 29 Shenandoah Boulevard, Coram, New York 11727 (the "Officer").

                             INTRODUCTORY STATEMENT

                  WHEREAS, the Boards of Directors of the Bank and the Company have approved the Bank and the Company entering into Change of Control Severance Agreements with certain key officers of the Bank,

         WHEREAS, the Officer is a key officer of the Bank;

         WHEREAS, should the possibility of a Pending Change of Control or Change of Control of the Bank or the Company arise, the Boards of Directors of the Bank and the Company believe it is imperative that the Bank, the Company and the Boards of Directors of the Bank and the Company should be able to rely upon the Officer to continue in his or her position, and that the Bank and the Company should be able to receive and rely upon the Officer's advice, if requested, as to the best interests of the Bank and the Company and their respective shareholders without concern that the Officer might be distracted by the personal uncertainties and risks created by the possibility of a Pending Change of Control or Change of Control;

         WHEREAS, should the possibility of a Pending Change of Control or Change of Control arise, in addition to his or her regular duties, the Officer may be called upon to assist in the assessment of such possible Pending Change of Control or Change of Control, advise management and the Board as to whether such Pending Change of Control or Change of Control would be in the best interests of the Bank, the Company and their respective shareholders, and to take such other actions as the Boards of Directors of the Bank and the Company might determine to be appropriate; and

         NOW, THEREFORE, to assure the Bank and the Company that they will have the continued dedication of the Officer and the availability of his or her advice and counsel notwithstanding the possibility, threat, or occurrence of a Pending Change of Control or Change of Control of the Bank or the Company, and to induce the Officer to remain in the employ of the Bank, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the Bank, the Company and the Officer agree as follows:


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                                    AGREEMENT

         Section 1. Effective Date; Term; Pending Change of Control and Change of Control Defined.

         (a) This Agreement shall take effect on December 20, 2000 (the "Effective Date") and shall remain in effect during the period (the "Term") beginning on the Effective Date and ending on the earlier of :

                  (i) the date, prior to the occurrence of a Pending Change of Control or a Change of Control, as defined below, respectively, on which the Officer's employment by the Bank terminates whether by discharge, resignation, death, disability or retirement, or

                  (ii)     the later of:

                           (A) the first anniversary of the date on which the Bank notifies the Executive of its intent to discontinue the Agreement (the "Initial Expiration Date") or,

                           (B) the second anniversary of the latest Change of Control, as defined below, that occurs after the Effective Date and before the Initial Expiration Date, or


         (b) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                  (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) at least 51% of the outstanding equity ownership interests in the Company; and

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                           (B)      at least 51% of the securities entitled to
                                    vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                  (iii)    a complete liquidation or dissolution of the Company;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of Directors of the Company on the Effective Date of this Agreement; or

                           (B) individuals who first became members of the Board of Directors of the Company after the Effective Date of this Agreement either:

                                    (1)     upon  election  to serve as a member
                                            of the  Board  of  Directors  of the
                                            Company  by   affirmative   vote  of
                                            three-quarters  of  the  members  of
                                            such  Board,   or  of  a  nominating
                                            committee thereof,  in office at the
                                            time of such first election; or

                                    (2)     upon election by the shareholders of
                                            the  Board  of   Directors   of  the
                                            Company to serve as a member of such
                                            Board,  but  only if  nominated  for
                                            election  by  affirmative   vote  of
                                            three-quarters of the members of the
                                            Board of  Directors  of the Company,
                                            or   of   a   nominating   committee
                                            thereof,  in  office  at the time of
                                            such first nomination;

                                    provided,  however,  that such  individual's
                                    election or  nomination  did not result from
                                    an actual  or  threatened  election  contest
                                    (within   the  meaning  of  Rule  14a-11  of
                                    Regulation   14A   promulgated   under   the
                                    Exchange Act) or other actual or threatened solicitation of proxies or

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                                    consents  (within the meaning of Rule 14a-11
                                    of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

                  (v)      any  event  which  would  be   described  in  section
                           1(b)(i), (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

                  In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 1(b), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         (c) For purposes of this Agreement, a "Pending Change of Control" shall mean:

                  (i) the approval by the shareholders of the Bank or the Company of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; or

                  (ii) the approval by the shareholders of the Bank or the Company of a transaction which, if consummated, would result in a Change of Control.

         Section 2.  Discharge Prior to a Pending Change of Control.

         The Bank may discharge the Officer at any time prior to the occurrence of a Pending Change of Control or, if no Pending Change of Control has occurred, a Change of Control, for any reason or for no reason. In such event:

         (a) The Bank shall pay to the Officer or the Officer's estate his or her earned but unpaid compensation, including, without limitation, salary and all other items which constitute wages under applicable law, as of the date of the Officer's termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Officer's termination of employment.

         (b) The Bank shall provide the benefits due, if any, to the Officer or the Officer's estate, surviving dependents or designated beneficiaries, as applicable, under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

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The payments and benefits  described in sections  2(a) and (b) shall be referred to in this Agreement as the "Standard Termination Entitlements."

         Section 3.   Termination of Employment Due to Death.

         The Officer's employment with the Bank shall terminate automatically, and without any further action on the part of any party to this Agreement, on the date of the Officer's death. In such event, the Bank shall pay and deliver to the Officer's estate and surviving dependents and designated beneficiaries, as applicable, the Standard Termination Entitlements.

         Section 4. Termination Due to Disability after a Pending Change of Control or a Change of Control.

         The Bank may terminate the Officer's employment during the Term and after the occurrence of a Pending Change of Control or a Change of Control upon a determination by the Board of Directors of the Bank, by the affirmative vote of 75% of its entire membership, acting in reliance on the written advice of a medical professional acceptable to it, that the Officer is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Officer from performing the Officer's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty
(180) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Officer from performing the Officer's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one
(1) year beginning with the date of the determination. In such event:

         (a) The Bank shall pay and deliver the Standard Termination Entitlements to the Officer or, in the event of the Officer's death following such termination but before payment, to the Officer's estate, surviving dependents or designated beneficiaries, as applicable.

         (b) In addition to the Standard Termination Entitlements, the Bank shall continue to pay the Officer his or her base salary, at the annual rate in effect for the Officer immediately prior to the termination of the Officer's employment, during a period ending on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of the Officer's employment; (ii) the date on which long-term disability insurance benefits are first payable to the Officer under any long-term disability insurance plan covering employees of the Bank; or (iii) the date of the Officer's death.

A termination of employment due to disability under this section 4 shall be effected by a notice of termination given to the Officer by the Bank and shall take effect on the later of the effective date of termination specified in such notice or, if no such date is specified, the date on which the notice of termination is deemed given to the Officer.

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         Section 5.   Discharge with Cause after a Pending Change of
                      Control or Change of Control.

         (a) The Bank may terminate the Officer's employment with "Cause" during the Term and after the occurrence of a Pending Change of Control or a Change of Control, but a termination shall be deemed to have occurred with "Cause" only if:

                  (i)      (A)      the Board of Directors of the Bank, by the
                                    affirmative vote of 75% of its entire
                                    membership, determines that the Officer is guilty of personal dishonesty, incompetence, wilful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, wilful violation of any law, rule or regulation
                                    (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case measured against standards generally prevailing at the relevant time in the savings and community banking industry;

                           (B) prior to the vote contemplated by section 5(a)(i)(A), the Board of Directors of the Bank shall provide the Officer with notice of the Bank's intent to discharge the Officer for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and

                           (C) after the giving of the Notice of Intent to Discharge and before the taking of the vote contemplated by section 5(a)(i)(A), the Officer, together with the Officer's legal counsel, if he so desires, are afforded a reasonable opportunity to make both written and oral presentations before the Board of Directors of the Bank for the purpose of refuting the alleged grounds for Cause for the Officer's discharge; and

                           (D) after the vote contemplated by section 5(a)(i)(A), the Bank has furnished to the Officer a notice of termination which shall specify the effective date of the Officer's termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board of Directors of the Bank, certified by its corporate secretary, authorizing the termination of the Officer's employment with Cause and stating with particularity the facts and circumstances found to constitute Cause for the Officer's discharge (the "Final Discharge Notice"); or

                  (ii) the Officer, during the 90 day period commencing on the delivery to the

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                           Officer  by the  Bank  of the  Notice  of  Intent  to
                           Discharge specified in section 5(a)(i)(B), resigns his or her employment with the Bank prior to the delivery to the Officer by the Bank of the Final Discharge Notice specified in section 5(a)(i)(D).

                  For purposes of this section 5, no act or failure to act, on the part of the Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Bank or the Company, respectively. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Bank or the Company or based upon the written advice of counsel for the Bank or the Company shall be conclusively presumed to be done or omitted to be done by the Officer in good faith and in the best interests of the Bank or the Company, respectively.

         (b) If the Officer is discharged with Cause during the Term and after a Pending Change of Control or a Change of Control, the Bank shall pay and provide to him or, in the event of the Officer's death following such discharge but prior to payment and providing, to the Officer's estate, surviving dependents or designated beneficiaries, as applicable, the Standard Termination Entitlements only.

         (c) Following the giving of a Notice of Intent to Discharge, the Bank may temporarily suspend the Officer's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Officer's participation in retirement, insurance and other employee benefit plans. If the Officer is not discharged or is discharged without Cause within forty-five (45) days after the giving of a Notice of Intent to Discharge, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Officer is discharged with Cause not later than forty-five (45) days after the giving of the Notice of Intent to Discharge, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements. If a Final Discharge Notice is given later than forty-five (45) days, but sooner than ninety (90) days, after the giving of the Notice of Intent to Discharge, all payments made to the Officer during the period beginning with the giving of the Notice of Intent to Discharge and ending with the Officer's discharge with Cause shall be retained by the Officer and shall not be applied to offset the Standard Termination Entitlements. If the Bank does not give a Final Discharge Notice to the Officer within ninety (90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Officer with Cause shall require the giving of a new Notice of Intent to Discharge. If the Officer resigns pursuant to Section 5(a)(ii), the Officer shall forfeit his or her right to suspended amounts that have not been restored as of the date of the Officer's resignation or notice of resignation, whichever is

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                  earlier.


         Section 6. Discharge Without Cause after a Pending Change of Control or Change of Control.

         The Bank may discharge the Officer without Cause at any time after the occurrence of a Pending Change of Control or a Change of Control, and in such event:

         (a) The Bank shall pay and deliver the Standard Termination Entitlements to the Officer or, in the event of the Officer's death following the Officer's discharge but before payment, to the Officer's estate, surviving dependents or designated beneficiaries, as applicable.

         (b)      In addition to the Standard Termination Entitlements:

                  (i) the Bank shall provide for a period of two years following the date of the Officer's discharge (the "Assurance Period") for the benefit of the Officer and the Officer's spouse and dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any co-payments and deductibles, but excluding any premium sharing arrangements, it being the intention of the parties to this Agreement that the premiums for such insurance benefits shall be the sole cost and expense of the
                         Bank) in effect for them immediately prior to the Officer's discharge. The coverage provided under this section 6(b)(i) may, at the election of the Bank, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 6(b)(i), provided, however, that for purposes of this section 6(b)(i)
                         benefits provided at the cost of the Officer or the Officer's spouse or dependants pursuant to the Comprehensive Omnibus Budget Reconciliation Act, as amended, shall not be considered Standard Termination Entitlements.

                  (ii) The Bank shall make a lump sum payment to the Officer or, in the event of the Officer's death following the Officer's discharge but before payment, to the Officer's estate in an amount equal to the salary that the Officer would have earned if he had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Salary Severance Payment"). The Salary Severance Payment shall be computed using the following formula:

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                         SSP      =    BS x NY

                         where:

                         "SSP" is the amount of the Salary Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                         "BS" is the highest annual rate of salary achieved by the Officer during the period of three (3) years ending immediately prior to the date of termination; and

                         "NY" is the Assurance Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number).

                         The Salary Severance Payment shall be made within thirty (30) days after the Officer's termination of employment and shall be in lieu of any claim to a continuation of base salary which the Officer might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank.

                  (iii) The Bank shall make a lump sum payment to the Officer or, in the event of the Officer's death following the Officer's discharge but before payment, to the Officer's estate in an amount equal to the potential annual bonuses that the Officer would have earned if the Officer had continued working for the Bank during the Assurance Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                         BSP   =  ((BS x TIO x IP) + ( BS x TIO x FP x AP)) x NY

                         where:

                         "BSP" is the amount of the Bonus Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                         "BS" is the highest annual rate of salary achieved by the Officer during the period of three (3) years ending immediately prior to the date of termination;

                         "TIO" is the target incentive opportunity for the Officer expressed as a percentage as established by the Compensation Committee of the Board of Directors of the Bank pursuant to the Bank's Annual Incentive Plan for Select Executives for the year in which the employment of the Officer by the Bank

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                           terminates or, if no target incentive  opportunity is
                           established by the Compensation Committee of the Board of Directors of the Bank for such year with respect to the Officer, then the highest target incentive opportunity established by the Compensation Committee of the Board of Directors of the Bank for the Officer pursuant to the Annual Incentive Plan for Select Executives during the period of three (3)
                           years  ending   immediately  prior  to  the  date  of
                           termination;

                           "IP" is either (i) the percentage of the TIO which is to be determined by the individual performance of the Officer as established by the Compensation Committee of the Board of Directors of the Bank pursuant to the Bank's Annual Incentive Plan for Select Executives for the year in which the employment of the Officer by the Bank terminates or, (ii) if no target incentive opportunity has been established with respect to the Officer by the Compensation Committee of the Board of Directors of the Bank for the year in which the employment of the Officer by the Bank terminates, then the lowest percentage of the target incentive opportunity to be determined by the individual performance of the Officer established by the Compensation Committee of the Board of Directors of the Bank for the Officer pursuant to the Annual Incentive Plan for Select Executives during the period of three (3) years ending immediately prior to the date of termination;

                           "FP" is either (i) the percentage of the TIO with respect to the Officer which is to be determined by the financial performance of the Company as established by the Compensation Committee of the Board of Directors of the Bank pursuant to the Bank's Annual Incentive Plan for Select Executives for the year in which the employment of the Officer by the Bank terminates or, (ii) if no target incentive opportunity has been established with respect to the Officer by the Compensation Committee of the Board of Directors of the Bank for the year in which the employment of the Officer by the Bank terminates, then a percentage equal to 100% minus the IP;

                           "AP" is the highest award percentage available to the Officer with respect to the financial performance of the Company as established by the Compensation Committee of the Board of Directors of the Bank pursuant to the Bank's Annual Incentive Plan for Select Executives for the year in which the employment of the Officer by the Bank terminates or,
                           (ii) if no target incentive opportunity has been established with respect to the Officer by the Compensation Committee of the Board of Directors of the Bank for the year in which the employment of the Officer by the Bank terminates, then the highest award percentage available to the Officer with respect to the financial performance of the Company established by the Compensation Committee of the Board of Directors of the Bank for the Officer pursuant to the Annual


                                   Page -10-

                           Incentive Plan for Select Executives during the period of three (3) years ending immediately prior to the date of termination;

                           "NY" is the Assurance Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number).

                           The Bonus Severance Payment shall be made within thirty (30) days after the Officer's termination of employment and shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank which the Officer might otherwise have.

         The payments and benefits described in section 6(b) are referred to in this Agreement as the "Additional Termination Entitlements". The payments described in section 6(b)(ii) and (iii) shall be computed at the expense of the Company by an attorney of the firm of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048 or, if such firm is unavailable or unwilling to perform such calculation, by a firm of independent certified public accountants selected by the Officer and reasonably satisfactory to the Company (the "Computation Advisor"). The determination of the Computation Advisor as to the amount of such payments shall be final and binding in the absence of manifest error.

         Section 7.   Tax Indemnification.

         (a) If the Officer's employment terminates under circumstances entitling the Officer or, in the event of the Officer's death following such termination but before payment, his or her estate to the Additional Termination Entitlements, the Company shall pay to the Officer or, in the event of the Officer's death, his or her estate an additional amount intended to indemnify the Officer against the financial effects of the excise tax imposed on excess parachute payments under section 28OG of the Code (the "Tax Indemnity Payment"). The Tax Indemnity Payment shall be determined under the following formula:

                                                    E x P
                  TIP      =      --------------------------------------------

                                       1 - (( FI x ( 1 - SLI )) + SLI + E + M )


                where:

               "TIP" is the Tax  Indemnity  Payment,  before the deduction of applicable federal, state and local withholding taxes;

               "E" is the percentage rate at which an excise tax is assessed under section 4999 of the Code;


                                    Page -11-

                  "P" is the amount with respect to which such excise tax is assessed, determined without regard to this section 16;

                  "FI" is the highest marginal rate of income tax applicable to the Officer under the Code for the taxable year in question;

                  "SLI" is the sum of the highest marginal rates of income tax applicable to the Officer under all applicable state and local laws for the taxable year in question; and

                  "M" is the highest marginal rate of Medicare tax applicable to the Officer under the Code for the taxable year in question.

                  Such computation shall be made at the expense of the Company by the Computation Advisor and shall be based on the following assumptions:

                  (i) that a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of the assets of the Bank or the Company has occurred within the meaning of
                           section   28OG  of  the  Code  (a  "28OG   Change  of
                           Control");

                  (ii) that all direct or indirect payments made to or benefits conferred upon the Officer on account of the Officer's termination of employment are "parachute payments" within the meaning of section 28OG of the Code; and

                  (iii) that no portion of such payments is reasonable compensation for services rendered prior to the Officer's termination of employment.

         (b) With respect to any payment that is presumed to be a parachute payment for purposes of section 28OG of the Code, the Tax Indemnity Payment shall be made to the Officer on the earlier of the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax or the date the tax is required to be paid by the Officer, unless, prior to such date, the Company delivers to the Officer the written opinion (the "Opinion Letter"), in form and substance reasonably satisfactory to the Officer, of the Computation Advisor or, if the Computation Advisor is unable to provide such opinion, of an attorney or firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Officer, to the effect that the Officer has a reasonable basis on which to conclude that:

                  (i)      no 28OG Change in Control has occurred, or

                  (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of section 28OG of the Code, or

                                    Page -12-

                  (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 28OG Change of Control, or

                  (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under section 4999 of the Code with respect to such payment or benefit.

                  If the Company delivers an Opinion Letter, the Computation Advisor shall re- compute, and the Company shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

         (c)   In the event that the Officer's liability for the excise
               tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Officer or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made pursuant to sections 7(a) or 7(b), when increased by the amount of the payment made to the Officer pursuant to this section 7(c), or when reduced by the amount of the payment made to the Company pursuant to this section 7(c), equals the amount that should have properly been paid to the Officer under section 7(a). The interest paid to the Company under this section 7(c) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. The payment made to the Officer shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Officer under this section 7, the Officer shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company any right to control or otherwise participate in any action, suit or proceeding to which the Officer is a party as a result of positions taken on the Officer's federal income tax return with respect to the Officer's liability for excise taxes under section 4999 of the Code.

         Section 8.   Indemnification upon and following a Change of Control.

         (a) From and after the effective date of a Change of Control through the sixth anniversary of such effective date, the Bank and the Company agree to indemnify and hold harmless the Officer, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of

                                    Page -13-
                  matters existing or occurring at or prior to the time the Change of Control became effective whether asserted or claimed prior to, at or after the effective date of the Change of Control, and to advance any such Costs to the Officer as they are from time to time incurred, in each case to the fullest extent the Officer would have been indemnified as a director or officer of the Bank or the Company, as applicable, and as then permitted under applicable law.

         (b) The Officer, seeking to claim indemnification under section 8(a) of this Agreement and upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Bank thereof, but the failure to so notify shall not relieve the Bank or the Company of any liability it may have pursuant to this Agreement to the Officer if such failure does not materially and substantially prejudice the Bank or the Company. In the event of any such claim, action, suit, proceeding or investigation,

                  (i) the Bank and the Company shall have the right to assume the defense thereof with counsel reasonably acceptable to the Officer, and the Bank and the Company shall not be liable to the Officer for any legal expenses of other counsel subsequently incurred by the Officer in connection with the defense thereof, except that if the Bank and the Company do not elect to assume such defense within a reasonable time or counsel for the Officer at any time advises that there are issues which raise conflicts of interest between the Bank or the Company and the Officer (and counsel for the Bank or the Company does not disagree), the Officer may retain counsel satisfactory to the Officer, and the Bank and the Company shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that the Bank and the Company shall be obligated pursuant to this paragraph
                         (b)(i) to pay for only one firm of counsel for all indemnified parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such indemnified parties, including the Officer, would present such counsel with a conflict of interest;

                  (ii) the Officer will reasonably cooperate in the defense of any such matter; and

                  (iii) the Bank and the Company shall not be liable for any settlement effected by the Officer without their prior written consent, which shall not be unreasonably withheld.

         Section 9.   Resignation.

         (a) The Officer may resign from the Officer's employment with the Bank at any time. A resignation under this section 9 shall be effected by notice of resignation given by the Officer to the Bank and shall take effect on the later of the effective date of

                                    Page -14-
                  termination specified in such notice or the date on which the notice of termination is deemed given by the Officer. For purposes of this Agreement, retirement of the Officer from the employment of the Bank or the Company under circumstances defined as "normal retirement" or "early retirement" pursuant to any qualified defined benefit or qualified defined contribution pension plan maintained by the Bank shall be deemed a resignation by the Officer's of the Officer's employment with the Bank. A resignation by the Officer as described in section 5(a)(ii) of this Agreement, for purposes of this Agreement shall be deemed to be termination with "Cause". The Officer's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

         (b) The Officer's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs during the Term, but on or after the effective date of a Pending Change of Control or Change of Control, and is on account of:

                  (i) the failure of the Bank (whether by act or omission of the Board of Directors, or otherwise) to appoint, re-appoint, elect or re-elect the Officer to the office and position with the Bank that he held immediately prior to the Change of Control or Pending Change of Control (the "Assigned Office") or to a more senior office and position;

                  (ii) if the Officer is or becomes a member of the Board of Directors of the Bank, the failure of the shareholders of the Bank (whether in an election in which the Officer stands as a nominee or in an election where the Officer is not a nominee), to elect or re-elect the Officer to such directorship at the expiration of the Officer's term as a director, unless such failure is a result of the Officer's refusal to stand for election;

                  (iii) a material failure by the Bank, whether by amendment of the charter or organization, by-laws, action of the Board of Directors of the Bank or otherwise, to vest in the Officer the functions, duties, or responsibilities customarily associated with the Assigned Office; provided that the Officer shall have given notice of such failure to the Bank, and the Bank has not fully cured such failure within thirty
                           (30) days after such notice is deemed given;

                  (iv) any reduction of the Officer's rate of base salary in effect from time to time, whether or not material, or any failure, other than due to reasonable administrative error that is fully cured within 5 days after notice of such administrative error is deemed given, to pay any portion of the Officer's compensation as and when due;

                  (v) any change in the terms and conditions of any compensation or benefit program in which the Officer participates which, either individually or

                                    Page -15-
                           together with other changes, has a material adverse effect on the aggregate value of the Officer's total compensation package; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

                  (vi) any material breach by the Company or the Bank of any material term, condition or covenant contained in this Agreement; provided that the Officer shall have given notice to the Company and the Bank of such material adverse effect, and the Company or the Bank have not fully cured such failure within thirty (30) days after such notice is deemed given; or

                  (vii)    a  change  in  the  Officer's   principal   place  of
                           employment to a location that is outside of Nassau County or Queens County, New York.

                  In all other cases, a resignation by the Officer shall be deemed to be without Good Reason. In the event of resignation, the Officer shall state in the Officer's notice of resignation whether the Officer considers his or her resignation to be a resignation with Good Reason, and if he does, he shall state in such notice the grounds which constitute Good Reason. The Officer's determination of the existence of Good Reason shall be conclusive in the absence of fraud, bad faith or manifest error.

         (c) In the event of the Officer's resignation for any reason, the Bank shall pay and deliver the Standard Termination Entitlements. In the event of the Officer's resignation with Good Reason and such resignation is effective within six (6) months of the effective date of the Change of Control (the "Resignation Window Period"), the Bank shall also pay and deliver the Additional Termination Entitlements. In the event the Officer's resignation with Good Reason is based upon section 9(b)(iii),(iv),(v) or (vi) and the notice required by such provision has been given within six months of the effective date of the Change of Control but the applicable cure period will not expire until on or after the date which is six months following the effective date of the Change of Control, the Resignation Window Period shall be extended so as expire 30 days following the expiration of the applicable cure period.

         Section 10. Terms and Conditions of the Additional Termination Entitlements.

         The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of:

                                    Page -16-

         (a) the Officer's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or any subsidiary or affiliate of the Bank; and

         (b) a release of the Bank and the Company and their officers, directors, shareholders, subsidiaries and affiliates, in form and substance satisfactory to the Bank, of any liability to the Officer, whether for compensation or damages, in connection with the Officer's employment with the Bank and the termination of such employment, except for the Standard Termination Entitlements, the Additional Termination Entitlements, the Tax Indemnity Payment and indemnification payments due the Officer pursuant to section 8 or section 16 of this Agreement.

To the extent the Bank conditions the payment and delivery of the Additional Termination Entitlements or any other amount due under this Agreement upon the receipt of the release provided in section 10(b) of this Agreement and such release by law may not be effective until the expiration of a required prior notice and/or a recission period following its execution by the Officer, then any payment required to be made pursuant to this Agreement may be deferred until the expiration of the period which is the sum of the period within which such payment was required to be made under the terms of this Agreement but for this section 10 and the period of any required prior notice and recission periods, provided, however, that the Bank shall pay to the Officer for each day of such deferral interest in addition to any other amounts due and owing under this Agreement at the rate of the federal short term rate established under section 1274 of the Code for the month in which the Officer's termination of employment occurs calculated on the basis of a 360 day year for the actual number of days of such deferral on the amount so deferred.

         Section 11.  Confidentiality.

         Unless the Officer obtains the prior written consent of the Bank or the Company, the Officer shall keep confidential and shall refrain from using for the benefit of himself or herself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of the Officer's employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of the Officer) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 11 shall prevent the Officer, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         Section 12.  No Effect on Employee Benefit Plans or Programs.

         Except to the extent specifically provided herein, the termination of the Officer's employment

                                    Page -17-
during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any severance agreement, plan or program covering the Officer to which the Bank or Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder. The Additional Termination Entitlements provided hereunder, when due and payable or provided to the Officer, or in the case of the Officer's death, to his or her estate, surviving dependants or designated beneficiaries, as applicable, are acknowledged to be in lieu of any benefits that would otherwise be provided under such circumstances pursuant to the Bank's Severance Pay Plan, as amended, or Severance Compensation Plan, as amended.

         Section 13.  Successors and Assigns.

         This Agreement will inure to the benefit of and be binding upon the Officer, the Officer's legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's or Bank's obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall, if such succession constitutes a Change of Control, constitute Good Reason for the Officer's resignation on or at any time during the Term following the occurrence of such succession.

         Section 14.  No Attachment.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         Section 15.  Notices.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if

                                    Page -18-
mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to the Officer:

                  Harold R. Leistmann
                  29 Shenandoah Boulevard
                  Coram, New York 11727

         If to the Company or the Bank:

                  Astoria Financial Corporation
                  One Astoria Federal Plaza
                  Lake Success, New York 11042

                  Attention: Chairman, President and Chief Executive Officer

                  with a copy to:

                  Thacher Proffitt & Wood
                  Two World Trade Center
                  New York, New York 10048

                  Attention:  W. Edward Bright, Esq.

         Section 16.   Indemnification for Attorneys' Fees.

         (a) The Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of the Officer's efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement.. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations under this Agreement shall be conclusive evidence of the Officer's entitlement to indemnification under this Agreement, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

         (b) The Bank's or the Company's obligation to make the payments provided for in this

                                    Page -19-

                  Agreement and otherwise to perform their respective obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank or the Company may have against the Officer or others. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Officer obtains other employment. Unless it is determined that the Officer has acted frivolously or in bad faith, the Bank shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Officer may reasonably incur as a result of or in connection with the Officer's consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy, appeal or contest (regardless of the outcome thereof) by the Bank, the Company, the Officer or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code.

         Section 17.  Employment Rights and Funding Obligations.

         (a) Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Bank, the Company or the Officer to have the Officer continue as an officer of the Bank or the Company or to remain in the employment of the Bank, the Company.

         (b) Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Bank, the Company or the Officer to create a trust of any kind to fund any benefits which may be payable pursuant to this Agreement, and to the extent that the Officer acquires a right to receive benefits from the Bank or the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank or the Company, respectively.

         Section 18.  Withholding.

         The Bank or the Company, as applicable, shall have the right to deduct and withhold from any amounts paid in cash pursuant to this Agreement by the Bank or the Company, respectively, any taxes or other amounts required by law to be withheld with respect to such payment.

         Section 19.  Severability.

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


                                    Page -20-

         Section 20.  Survival.

         The rights and obligations of the Bank, the Company and the Officer under this Agreement, unless otherwise expressly provided in this Agreement, shall survive the expiration of the term or other termination of this Agreement.


                                    Page -21-

         Section 21.   Waiver.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement  is  sought.  Any  waiver  or  relinquishment  of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         Section 22.  Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         Section 23.   Governing Law.

         Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

         Section 24.    Headings and Construction.

         The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         Section 25.    Entire Agreement; Modifications.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         Section 26.    Required Regulatory Provisions.

         The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

         (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer on account of the Officer's termination of employment exceed three times the Officer's average annual total compensation for the last five consecutive calendar years to end prior to the Officer's

                                    Page -22-
                  termination of employment with the Bank (or for the Officer's entire period of employment with the Bank if less than five calendar years).

         (b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

         (c)      Notwithstanding   anything  herein  contained  to  the
                  contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C.ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

         (d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

         (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

         (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the
                  Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C.ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

                                    Page -23-

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement. None of the foregoing provisions, other than section 26(b) shall limit any obligations of the Company under this Agreement.

         Section 27.   Guaranty.

         The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment. Solely for purposes of determining the extent of the Company's guarantee, the obligations of the Bank under this Agreement shall be determined as though section 26(a), (c), (d), (e) and (f) did not apply to the Bank.

         IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set the Officer's hand, all as of the day and year first above written.



                                                     /S/ Harold R. Leistmann
                                                     -------------------------
                                                     HAROLD R. LEISTMANN


Attest:                                    ASTORIA FEDERAL SAVINGS AND LOAN
                                           ASSOCIATION



By:      /S/ William K. Sheerin            By:    /S/ George L. Engelke, Jr.
         -----------------------------            -----------------------------
Name:    William K. Sheerin                Name:  George L. Engelke, Jr.
Title:   Executive Vice President and      Title: Chairman, President and Chief
         Secretary                                Executive Officer



Attest:                                   ASTORIA FINANCIAL CORPORATION



By:      /S/ William K. Sheerin            By:    /S/ George L. Engelke, Jr.
         ----------------------------             ----------------------------
Name:    William K. Sheerin                Name:  George L. Engelke, Jr.
Title:   Executive Vice President and      Title: Chairman, President and Chief
         Secretary                                Executive Officer







                                    Page -24-